Exhibit 10.1

THIRD AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

This Third Amendment to Loan and Security Agreement (this “Amendment”) is entered into this 30th day of September, 2016 by and between SILICON VALLEY BANK (“Bank”) and MAXPOINT INTERACTIVE, INC., a Delaware corporation (“Borrower”) whose address is 3020 Carrington Mill Boulevard, Suite 300, Morrisville, North Carolina 27560.
RECITALS
A.    Bank and Borrower have entered into that certain Loan and Security Agreement dated as of June 12, 2014, as amended by that certain First Amendment to Loan and Security Agreement by and between Borrower and Bank dated as of February 12, 2015, and as further amended by that certain Second Amendment to Loan and Security Agreement by and between Borrower and Bank dated as of March 8, 2016 (the “Second Amendment”) (as the same has been and may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).
B.    Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
C.    Borrower has requested that Bank amend the Loan Agreement to (i) extend the maturity date, (ii) modify the interest rate, (iii) revise certain financial reporting requirements, (iv) revise certain financial covenants, and (v) make certain other revisions to the Loan Agreement as more fully set forth herein.
D.    Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.    Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.    Amendments to Loan Agreement.
2.1    Section 2.4(a) (Payment of Interest on the Credit Extensions). Section 2.4(a) is amended in its entirety and replaced with the following:

(a)    Advances. Subject to Section 2.4(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to
(i) at all times prior to the first (1st) Payment Date following the 2016 Amendment Date, one percent (1.00%) above the Prime Rate; provided that during a Streamline Period (in effect prior to the 2016 Amendment Date), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the Prime Rate;
(ii) commencing with the first (1st) Payment Date following the 2016 Amendment Date through and including the 2016-B Amendment Date, one and one half of one percent (1.5%) above the Prime Rate; provided that during a Streamline Period, the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to one half of one percent (0.5%) above the Prime Rate, which interest shall in either case be payable monthly in accordance with Section 2.4(d) below. Notwithstanding the foregoing, however, commencing upon the first (1st) Payment Date following the month in which the Performance Event occurs, the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the Prime Rate, which interest shall be payable monthly in accordance with Section 2.4(d) below; and
(iii) commencing with the 2016-B Amendment Date and thereafter, one half of one percent (0.5%) above the Prime Rate, which interest shall be payable in accordance with Section 2.4(d) below.

2.2    Section 5.13 (Eligible Unbilled Accounts). The Loan Agreement is amended by inserting the following new provision to appear as Section 5.13 (Eligible Unbilled Accounts) thereof:
5.13    Eligible Unbilled Accounts. The estimated face value amount determined by Borrower for each Eligible Unbilled Account is based upon the best information available to Borrower and accurately and fully (considering all known discounts available to each such Account Debtor) reflects the same. In addition, Borrower represents and warrants that there are no discounts, offsets or other rights of any Account Debtor under any Eligible Unbilled Account.

2.3    Section 6.2(a) (Financial Statements, Reports, Certificates). Section 6.2(a) is amended in its entirety and replaced with the following:
(a)    a Transaction Report (and any schedules related thereto) (i) with each request for an Advance, and (ii) within five (5) days of (A) the 15th day and (B) the last Business Day of each month;

2.4    Section 6.3(c) (Collection of Accounts). The last sentence of Section 6.3(c) is amended in its entirety and replaced with the following:
Whether or not an Event of Default has occurred and is continuing, Borrower shall immediately deliver all payments on and proceeds of Accounts to the Cash Collateral Account. All amounts received in the Cash Collateral Account shall be applied to immediately reduce the Obligations. For the avoidance of doubt, the availability of Advances under the Revolving Line shall be determined in accordance with the terms and conditions of this Agreement, and shall not be limited by this Section 6.3(c).

2.5    Section 6.6 (Access to Collateral; Books and Records). The second sentence of Section 6.7(e) is amended in its entirety and replaced with the following:
The foregoing inspections and audits shall be conducted at Borrower’s expense and no more often than once every twelve (12) months (or more frequently, but no more often than twice every twelve (12) months), unless an Event of Default has occurred and is continuing in which case such inspections and audits shall occur as often as Bank shall determine is necessary.
2.6    Section 6.9(b) (Adjusted Quick Ratio). Section 6.9(b) is amended in its entirety and replaced with the following:
(b)    Adjusted Quick Ratio. Maintain at all times, subject to periodic reporting as of the last day of each month, (i) commencing with the month ending March 31, 2016 and as of the last day of each month thereafter through and including August 31, 2016, an Adjusted Quick Ratio of at least 1.10 to 1.00; and (ii) commencing with September 30, 2016, and as of the last day of each month thereafter, an Adjusted Quick Ratio of at least 1.00 to 1.00.
2.7    Section 6.9(c) (Minimum Adjusted EBITDA/Maximum Adjusted EBITDA Loss). Section 6.9(c) is amended in its entirety and replaced with the following:
(c)    Minimum Adjusted EBITDA/Maximum Adjusted EBITDA Loss. Achieve minimum Adjusted EBITDA/maximum Adjusted EBITDA losses, subject to reporting as of the last day of each period set forth below, measured monthly on a trailing twelve (12) month basis, of at least the following:

Trailing Twelve (12) Month Period Ending	Minimum Adjusted EBITDA/ Maximum Adjusted EBITDA Loss
September 30, 2016	($22,200,000.00)
December 31, 2016	($19,000,000.00)
March 31, 2017	($12,000,000.00)
June 30, 2017	($8,000,000.00)
September 30, 2017	($3,000,000.00)
December 31, 2017	$1.00

2.8    Section 13.1 (Definitions). The definition of “Eligible Accounts” appearing in Section 13.1 is amended by deleting subsection (e) in its entirety and replacing it with the following:
(e)    Accounts owing from an Account Debtor which does not have its principal place of business in the United States, except for Eligible Foreign Accounts;

2.9    Section 13.1 (Definitions). The following terms and their respective definitions set forth in Section 13.1 are amended in their entirety and replaced with the following:
“Borrowing Base” is (a) eighty-five percent (85%) of Eligible Accounts, plus (b) the lesser of (i) seventy-five percent (75%) of Eligible Unbilled Accounts or (ii) Twelve Million Two Hundred Fifty Thousand Dollars ($12,250,000.00), in each case as determined by Bank from Borrower’s most recent Transaction Report; provided, however, that after consultation with Borrower, Bank has the right to decrease the foregoing percentages and amounts in its good faith business judgment to mitigate the impact of events, conditions, contingencies, or risks which may adversely affect the Collateral or its value.

“Prime Rate” is the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that, in the event such rate of interest is less than zero percent (0.0%), such rate shall be deemed to be zero percent (0.0%) for purposes of this Agreement; and provided, further, that if such rate of interest, as set forth from time to time in the money rates section of The Wall Street Journal, becomes unavailable for any reason as determined by Bank, the “Prime Rate” shall mean the rate of interest per annum announced by Bank as its prime rate in effect at its principal office in the State of California (such Bank announced Prime Rate not being intended to be the lowest rate of interest charged by Bank in connection with extensions of credit to debtors).

“Revolving Line Maturity Date” is December 31, 2017.

2.10    Section 13.1 (Definitions). The Loan Agreement is amended by inserting the following new terms and their respective definitions to appear alphabetically in Section 13.1 thereof:
“2016-B Amendment Date” is September 30, 2016.

“Eligible Foreign Accounts” means Accounts which are owing from an Account Debtor which has its principal place of business in Canada, Australia, France, Germany, Israel, Italy, Japan and the United Kingdom, and are otherwise Eligible Accounts but for subsection (e) of the definition of Eligible Accounts; provided in no event shall the aggregate amount of (i) Eligible Foreign Accounts plus (ii) Eligible UK Accounts included in the Borrowing Base constitute more than twenty-five percent (25%) of all Accounts included in the Borrowing Base.

“Eligible UK Accounts” are Accounts which are billed from and/or payable to Borrower in the United Kingdom and are otherwise Eligible Accounts but for subsection (f) of the definition of Eligible Accounts; provided that in no event shall the aggregate amount of (i) Eligible Foreign Accounts plus (ii) Eligible UK Accounts included in the Borrowing Base constitute more than twenty-five percent (25%) of all Accounts included in the Borrowing Base.

“Eligible Unbilled Accounts” are Accounts for which the Account Debtor has not been invoiced but for which (i) Borrower has completed work on such Account Debtor’s advertising campaign pursuant to a signed and enforceable contract by and between Borrower and such Account Debtor, (ii) such Accounts are contractually due and owing to the Borrower without condition; (iii) Borrower will (and does), in the ordinary course of business, invoice such Account Debtor for such contracted services within thirty (30) days of the earlier of (A) the date of the Transaction Report requesting an Advance relating to such Account or (B) the first (1st) date on which such Account is included in the Borrowing Base, (iv) such Accounts meet all of Borrower’s representations and warranties set forth in Section 5.13 of this Agreement, and (v) which, but for subsection (o), are otherwise Eligible Accounts. For the sake of clarity, at any time that an Account no longer meets the above-referenced criteria (including, without limitation, when such Account is billed), such Account shall no longer be an Eligible Unbilled Account.

2.11    Exhibit B (Compliance Certificate). The Compliance Certificate is amended in its entirety and replaced with the Compliance Certificate in the form of Schedule 1 attached hereto.

3.    Limitation of Amendments.
3.1    The amendments set forth in Section 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
3.2    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
4.    Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:
4.1    Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;
4.2    Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
4.3    The organizational documents of Borrower delivered to Bank on the Effective Date and in connection with this Amendment remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
4.4    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
4.5    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
4.6    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7    This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
5.    Ratification of Intellectual Property Security Agreement. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Intellectual Property Security Agreement dated as of June 12, 2014 between Borrower and Bank, and acknowledges, confirms and agrees that said Intellectual Property Security Agreement (a) contains an accurate and complete listing of all Intellectual Property Collateral, as defined in said Intellectual Property Security Agreement, and (b) shall remain in full force and effect.
6.    Ratification of Perfection Certificate. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of June 12, 2014, as amended by that certain Schedule 2 to the Second Amendment, between Borrower and Bank, and acknowledges, confirms and agrees the disclosures and information Borrower provided to Bank in said Perfection Certificate have not changed in any material respect, as of the date hereof.
7.    Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.
8.    Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
9.    Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto and (b) Borrower’s payment of (i) a fully earned, non-refundable amendment fee in an amount equal to Fifty Thousand Dollars ($50,000.00), and (ii) Bank’s legal fees and expenses incurred in connection with this Amendment.
[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER
SILICON VALLEY BANK		MAXPOINT INTERACTIVE, INC.

By:	/s/ Matthew Sallese	By:	/s/ Joseph Epperson
Name:	Matthew Sallese	Name:	Joseph Epperson
Title:	Vice President	Title:	CEO, President and Chairman

Schedule 1

SCHEDULE 1

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	MAXPOINT INTERACTIVE, INC.

The undersigned authorized officer of MaxPoint Interactive, Inc., a Delaware corporation (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (as amended, the “Agreement”), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries, if any, relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Schedule 1

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements	Monthly within 30 days	Yes No
Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited) + CC	FYE within 180 days	Yes No
10‑Q, 10‑K and 8-K	Within 10 days after filing with SEC	Yes No
A/R & A/P Agings	Monthly within 30 days	Yes No
Deferred Revenue reports	Monthly within 30 days	Yes No
Annual Operating Budget	With 10 days after Board approval, but at least annually	Yes No
Transaction Reports	(i) with each request for an Advance, and (ii) within five (5) days of (A) the 15th day and (B) the last Business Day of each month	Yes No

The following Intellectual Property was registered after the Effective Date (if no registrations, state “None”) ____________________________________________________________________________

Financial Covenant	Required	Actual	Complies

Maintain as indicated:
Adjusted Quick Ratio, commencing with the month ending September 30, 2016 and for each month thereafter	1.00 : 1.00	_____: 1.0	Yes No
Minimum Adjusted EBITDA/Maximum Adjusted EBITDA Loss	*	$________	Yes No

*     As set forth in Section 6.9(c) of the Agreement

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

Schedule 1

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

MAXPOINT INTERACTIVE, INC.	BANK USE ONLY

By:	Received by:
Name:		AUTHORIZED SIGNER
Title:	Date:

Verified:
AUTHORIZED SIGNER
Date:

	Compliance Status:	Yes No

Schedule 1

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Agreement, the terms of the Agreement shall govern.

Dated:    _______________

I.    Adjusted Quick Ratio. (Section 6.9(b))

Required:	1.00 to 1.00.

A.	Aggregate value of Borrower’s consolidated unrestricted cash and Cash Equivalents maintained with Bank	$______
B.	Aggregate value of Borrower’s consolidated net billed accounts receivable, determined according to GAAP	$______
C.	Quick Assets (the sum of lines A and B)	$______
D.	Aggregate value of obligations and liabilities of Borrower to Bank	$______
E.
Aggregate value of liabilities that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness, not otherwise reflected in line D above, that mature within one (1) year
$______
F.	Current Liabilities (the sum of lines D and E)	$______
G.	Aggregate value of current portion of all amounts received or invoiced by Borrower in advance of performance under contracts and not yet recognized as revenue	$______
H.	Line F minus G	$_______
I.	Adjusted Quick Ratio (line C divided by line H)	______

Is line I greater than or equal to 1.0 to 1.0?

Yes, in compliance	No, not in compliance

[continued on next page]

Schedule 1

II.	Minimum Adjusted EBITDA/Maximum EBITDA Loss. (Section 6.9(c))

Required:	See chart below

Trailing Twelve (12) Month Period Ending	Minimum Adjusted EBITDA/ Maximum Adjusted EBITDA Loss
September 30, 2016	($22,200,000.00)
December 31, 2016	($19,000,000.00)
March 31, 2017	($12,000,000.00)
June 30, 2017	($8,000,000.00)
September 30, 2017	($3,000,000.00)
December 31, 2017	$1.00
Actual:

A.	Net Income	$
B.	Interest Expense	$
C.	To the extent included in the determination of Net Income:
	1. depreciation expense	$
	2. amortization expense	$
	3. income tax expense	$
	4. change in Deferred Revenue (positive or negative, as applicable)	$
	5. capitalized software expenses	$
	6. non-cash stock compensation expenses	$
	7. all other non-cash and/or non-recurring expenses approved by Bank in writing in its sole discretion	$
	8. The sum of lines 1 through 4 plus the sum of lines 6 through 7 minus line 5	$
D.	Adjusted EBITDA (line A plus line B plus line C.8)	$

Yes, in compliance	No, not in compliance